Exhibit 23.4

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the use in this Registration Statement of GlobalOptions Group, Inc. on Form SB-2, Amendment No. 2 (File No. 333-145053) of our report dated March 10, 2006, with respect to the financial statements of Secure Source, Inc. as of and for the years ended December 31, 2005 and 2004. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Weaver and Tidwell, L.L.P.

Weaver and Tidwell, L.L.P.

Fort Worth, Texas

October 19, 2007